Exhibit 1(d)

                             ARTICLES SUPPLEMENTARY
                                       OF
                        PRUDENTIAL HIGH YIELD FUND, INC.

                                * * * * * * * * *
                           Pursuant to Section 2-208.1
                     of the Maryland General Corporation Law
                                * * * * * * * * *

         PRUDENTIAL HIGH YIELD FUND, INC., a Maryland corporation having its principal office in New York, New York (hereinafter called the Corporation), hereby certifies to the Maryland Department of Assessments and Taxation that:

         1. The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         2. The total number of shares of all classes of stock which the Corporation has authority to issue is 3 billion shares of Common Stock, of the par value of one cent ($.01) per share, having an aggregate par value of $30,000,000 heretofore divided into three classes, consisting of 1 billion shares of Class A Common Stock, 1 billion shares of Class B Common Stock and 1 billion shares Class C Common Stock.

         3. In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the corporation on July 25, 1995, the number of shares of which the Corporation has authority to issue is hereby divided into four classes, consisting of 750 million shares of Class A Common Stock, 750 million shares of Class B Common Stock, 750 million shares Class C Common Stock and 750 million of Class Z Common Stock.

         4. The Class Z shares shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares except that (i) Expenses related to the distribution of each class of shares shall be borne solely by such class; (ii) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) The Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (v) The Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time and (vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge or a Rule 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

         5. The Articles Supplementary do not increase or decrease the total number of shares of stock of all classes which the Corporation has authority to issue or the aggregate par value of all shares having a par value.

         IN WITNESS WHEREOF, PRUDENTIAL HIGH YIELD FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on February 26, 1996.

                      PRUDENTIAL HIGH YIELD FUND, INC.


                      By: ________________________________
                               Richard A. Redeker
                               President

ATTEST:

------------------------------
S. Jane Rose
Secretary



         The undersigned, President of PRUDENTIAL HIGH YIELD FUND, INC. who executed on behalf of said corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all materials respects, under the penalties of perjury.


                                                     --------------------------
                                                         Richard A. Redeker











[art/by]hyf-clz.sup